Exhibit 10.26.4

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Fourth Amendment”) is made and entered into as of December         , 2010 by and between Unified Grocers, Inc., a California corporation (the “Company”) and Alfred A. Plamann (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement (the “Employment Agreement”), as of February 5, 1996, a copy of which is attached as Exhibit “A”, and further entered into the Amendment to Employment Agreement, as of August, 1999, the Second Amendment to Employment Agreement, as of April, 2001, and the Third Amendment to Employment Agreement, as of August 20, 2003, copies of which are attached as Exhibit “B”. The Employment Agreement and the amendments are sometimes referred to as the “Amended Employment Agreement”; and

WHEREAS, the Company and Executive desire to amend the terms and conditions of the Amended Employment Agreement, as set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is agreed as follows:

1. A new sentence is added at the end of Section 4(b) of the Amended Employment Agreement to read as follows:

“Any bonuses payable under the CEO Incentive Bonus Plan shall be paid on or before the later of (i) the 15th day of the third month following the end of the Company’s fiscal year to which the bonus relates, or (ii) the 15th day of the third month of the calendar year that immediately follows the Company’s fiscal year end to which the bonus relates.”

2. Section 9(a) of the Amended Employment Agreement is hereby amended in its entirety to read as follows:

“(a) Termination Payment Period. If the Executive’s employment hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) or Disability (as defined herein) prior to the end of the term of this Agreement, then termination payments shall be made for the balance of the term of this Agreement as defined in Section 2, and shall be paid in the manner set forth in Section 9(c) below. If the Executive’s employment is involuntarily terminated for Disability (as defined herein) prior to the end of the term of this Agreement, then termination payments shall be made for the lesser of (i) a period of twenty-four (24) months or (ii) the balance of the term of this Agreement as defined in Section 2, and shall be paid in the manner set forth in Section 9(c) below.”

3. The reference to “subsection (g)” where it appears in Section 9(b) of the Amended Employment Agreement is hereby deleted and replaced with a reference to “subsection (i)”.

4. Section 9(c) of the Amended Employment Agreement is hereby amended in its entirety to read as follows:

“(c) Method of Payment. The termination payments shall be paid in a lump sum payment within thirty (30) days following the Date of Termination. For purposes of the foregoing, the ‘Date of Termination’ shall mean the date on which the Executive experiences a ‘separation from service’ (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (‘Section 409A’)) on account of Executive’s employment hereunder being involuntarily terminated by the Company other than for Cause or due to Disability. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive’s surviving spouse or, if she is not then living, to the Executive’s estate. Notwithstanding any provision in this Agreement to the contrary, no severance benefits under this Agreement shall be paid prior to the Executive experiencing a ‘separation from service’ within the meaning of Section 409A.”

5. A new Section 22 is hereby added at the end of the Amended Employment Agreement to read as follows:

“22. Code Section 409A. This Agreement shall be interpreted and construed to either be exempt from or comply with Section 409A. In the event this Agreement or any benefit paid under this Agreement to the Executive is deemed to be subject to Section 409A, the Executive consents to the Company’s adoption of such conforming amendments as the Company deems advisable or necessary, in its sole discretion, to comply with Section 409A and avoid the imposition of taxes under Section 409A. Each payment made pursuant to any provision of this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A. In addition, if upon the Executive’s ‘separation from service’ within the meaning of Section 409A, the Executive is then a ‘specified employee’ (as defined in Section 409A), then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of ‘nonqualified deferred compensation’ subject to Section 409A payable as a result of and within six (6) months following such ‘separation from service’ under this Agreement until the earlier of (i) the first business day of the seventh month following the Executive’s ‘separation from service,’ or (ii) ten (10) days after the Company receives written confirmation of the Executive’s death. Any such delayed payments shall be made without interest.”

[Signature Page to Fourth Amendment to Employment Agreement Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

Company:	Executive:

UNIFIED GROCERS, INC.

By
Richard E. Goodspeed Chairman of the Board	Alfred A. Plamann

EXHIBIT A

EMPLOYMENT AGREEMENT

EXHIBIT B

AMENDMENTS TO EMPLOYMENT AGREEMENT